UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 20, 2006

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

3.02.  Unregistered Sales of Equity Securities.

On December 22, 2006, World Heart Corporation (the “Company” or “WorldHeart”) announced that it completed the second tranche of the private placement financing initially announced on November 14, 2006. The second closing of approximately $11.3 million in gross proceeds took place on December 21, 2006, following the shareholder approval received at WorldHeart Annual and Special Shareholders’ Meeting held on December 20, 2006. As previously disclosed in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2006, the Company originally entered into a purchase agreement with investors for the private placement on November 13, 2006 with anticipated gross proceeds from the two-tranche financing totaling approximately $14.1 million for an aggregate of 56,220,000 common shares at a price of $0.25 per common share.  The first tranche of the financing for approximately $2.8 million in gross proceeds closed on November 16, 2006. In addition, in connection with the second closing, the Company also issued 3,373,200 common shares to a placement agent in consideration of its services related to the financing. No other commissions or fees were paid in connection with the private placement. All of the shares were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder. Pursuant to the terms of the financing, the Company agreed to file registration statements with the Securities and Exchange Commission to register the shares issued in the private placement for re-sale purposes.  A press release announcing the completion of the private placement is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 20, 2006, at the Annual and Special Meeting, the shareholders of the Company approved an amendment and restatement of the Company’s Employee Stock Option Plan to give the Company the flexibility to grant restricted stock awards, restricted stock unit awards, stock appreciation rights, performance shares and other share-based awards, in addition to incentive and non-statutory stock options, to the directors, employees and consultants of the Company and its affiliates under the plan and to make certain other changes to the plan, including increasing the maximum number of common shares that may be issued under the plan from 9,772,505 to 14,772,505.  A copy of the 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan), in which all of the Company’s officers, employees and directors participate, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01      Other Events.

Annual and Special Meeting Voting Results

Proposals presented for a shareholders’ vote at the Annual and Special Meeting held on December 20, 2006 were for the following purposes:

(1)            to receive and to consider the Company’s audited consolidated financial statements for the year ended December 31, 2005, that have been prepared in accordance with generally accepted accounting principles in the United States, together with the report of the auditors thereon;

(2)            to elect four directors to serve until the next annual meeting of the shareholders or until their successors are elected or appointed, unless the office is vacated earlier;

(3)            to approve an amendment and restatement of the World Heart Corporation Employee Stock Option Plan to give the Company the flexibility to grant restricted stock awards, restricted stock unit awards, stock appreciation rights, performance shares and other share-based awards, in addition to incentive and non-statutory stock options, to the directors, employees and consultants of the Company and its affiliates under the plan and to make certain other changes to the plan including increasing the maximum number of common shares that may be issued under the plan from 9,772,505 to 14,772,505;

(4)            to appoint PricewaterhouseCoopers LLP as independent auditors of the Company and to authorize the directors to fix their remuneration;

(5)            to confirm the Company’s new by-law;

(6)            to approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s articles to effect a reverse stock split of the Company’s common shares at a ratio within the range from two-to-one to ten-to-one at any time prior to the first anniversary of the Annual and Special Meeting;

(7)            to approve a private placement of the Company’s common shares in the aggregate amount of up to $11.31 million dollars to certain investors at a price of $0.25 per share; and

(8)            to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The election of directors, the appointment of the auditors and all of the above proposals, except Proposal (6), were carried by a majority of the votes at the meeting in person or by proxy. Proposal (6) was carried by 66 2/3% of the votes at the meeting in person or by proxy.

A copy of the Voting Results, which includes the percentage outcome of the votes cast, is furnished as Exhibit 99.3 to this report and incorporated herein by reference.

Risk Factors

The Company is also updating its Risk Factors as set forth in Exhibit 99.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Press Release dated December 22, 2006.

99.2	World Heart Corporation 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan).

99.3	Results of Shareholder Vote at World Heart Corporation’s Annual and Special Shareholders Meeting held on December 20, 2006.

99.4	Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 22, 2006

WORLD HEART CORPORATION

	By:	/s/ A. Richard Juelis
	Name:	A. Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

99.1	Press Release dated December 22, 2006.
99.2	World Heart Corporation 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan).
99.3	Results of Shareholder Vote at World Heart Corporation’s Annual and Special Shareholders Meeting held on December 20, 2006.
99.4	Risk Factors.